--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 14, 2007
                Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                MASSACHUSETTS                           04-2762050
               (State or Other                        (I.R.S. Employer
               Jurisdiction of                       Identification No.)
               Incorporation or
                Organization)


                526 Boston Post                            01778
              Road, Wayland, MA
            (Address of Principal                       (Zip Code)
              Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         Item         5.02 Departure of Directors or Principal Officers;
                      Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On August 14, 2007, the Board of Directors (the "Board") of National Dentex Corporation ("National Dentex") determined to add an equity component to the annual Board compensation for non-employee directors of National Dentex. The Board approved an annual grant of restricted stock to each non-employee director equal to $18,000, vesting over two years.

         At the same time, the Board adopted stock ownership guidelines for non-employee directors, pursuant to which each director has committed to own and maintain an equity interest in National Dentex common stock equal to at least two times the director's annual cash and equity Board compensation. Directors have committed to attain such ownership within a period of three years.

         The Board's actions were taken after several months of study and consideration of the issue, including obtaining advice, a report and recommendations from an independent compensation consultant. This report indicated that, while the cash component of the Board's compensation was close to the median compensation of a general industry and peer group studied by the consultant, the absence of an annual equity grant results in total compensation to National Dentex directors that significantly lags the market. With the restricted stock grant approved by the Board on August 14, 2007, total non-employee director compensation at National Dentex would remain below the median compensation of the peer group. The restricted stock grant is intended to attract and retain highly qualified directors in a manner that aligns the director's interests with those of the shareholders. The stock ownership guidelines are likewise intended to align the interests of directors and shareholders.

         The $18,000 restricted stock grant would vest over a two-year period, with vesting accelerated upon retirement or a change of control. The grant would be made under the National Dentex 2001 Stock Plan. The Board also continued the opportunity for non-employee directors to elect to receive their annual retainer fee in the form of $30,000 in cash or $36,000 in restricted stock or restricted stock units. For 2007, the number of shares for both the $18,000 restricted stock grant and the $36,000 in lieu of the cash retainer fee were based on the closing market price of $17.99 per share on August 14, 2007, resulting in 1,000 shares to be issued under the new restricted stock grant and 2,001 shares to be issued to directors who elect stock in lieu of the cash retainer under the existing program. In future years, the restricted stock grant will be made effective as of the date of the annual meeting.

         Following the Board's actions, non-employee director compensation can be summarized as follows:




Annual retainer...................................$30,000 cash or $36,000 equity


Meeting fees.......................................$1000 in person
                                                   $500 telephone


Committee membership...............................$10,000 audit committee chair
                                                   $2,000 audit committee member
                                                   $2,000 other committee chair


New restricted stock grant.........................$18,000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              NATIONAL DENTEX CORPORATION
                                              (Registrant)




         August 20, 2007
                                                     /s/  RICHARD F. BECKER, JR.
                                              By:...............................
                                              Richard F. Becker, Jr.
                                              Executive Vice President and
                                              Treasurer